UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2025

Ollie's Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) announced the effectiveness of the previously disclosed transition of John Swygert from Chief Executive Officer to Executive Chairman (“Executive Chairman”) of the Board of Directors of the Company (the “Board”) and the promotion of Eric van der Valk from President to President and Chief Executive Officer of the Company, with each transition to occur concurrently as of February 2, 2025 (the “Effective Date”).

In connection with his new role, Mr. Swygert will serve as Executive Chairman of the Board. In addition, as of the Effective Date, the Board fixed the number of directors at 10 and appointed Mr. van der Valk as a member of the Board. At this time, Mr. Swygert and Mr. van der Valk do not serve on any committees of the Board and will not receive any compensation other than as set forth in their respective employment agreements described below.

Executive Chairman Arrangements

Mr. Swygert, 55, served as the Company’s Chief Executive Officer since December 2019, and also served as the Company’s President from December 2019 to June 2024. Prior to his tenure as President and Chief Executive Officer, Mr. Swygert served the Company as Executive Vice President and Chief Operating Officer since 2018. Mr. Swygert joined the Company in March 2004 as Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail for over 30 years. Prior to joining the Company, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. Prior to this, Mr. Swygert held several positions of increasing authority at Factory 2-U Stores, Inc. from 1992, including Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, and Vice President of Finance and Planning. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis.

Mr. Swygert’s role as Executive Chairman is governed by an employment agreement (the “Swygert Employment Agreement”) between Mr. Swygert and the Company, effective as of the Effective Date and with a one-year term. During the term of the Swygert Employment Agreement, Mr. Swygert will (i) receive a base salary equal to $600,000, (ii) be eligible for an annual bonus corresponding to Company EBITDA (as defined in the Swygert Employment Agreement) for such fiscal year (with a target of 75% and up to a maximum of 150% of his base salary) with the annual bonus calculated in a manner consistent with past practice, (iii) receive an automobile allowance, (iv) be eligible to participate in all benefit plans generally available to senior management executives of the Company, and (v) be entitled to thirty (30) days of paid vacation per year of employment.

The Swygert Employment Agreement includes perpetual confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Swygert’s employment and that extend for two years thereafter (six months thereafter with respect to proprietary rights).

If the Company terminates Mr. Swygert’s employment without “cause” (as defined in the Swygert Employment Agreement) or if Mr. Swygert terminates his employment for “good reason” (as defined in the Swygert Employment Agreement), the Company will (i) continue to pay Mr. Swygert his base salary from the termination date through the end of the term of the Swygert Employment Agreement, (ii) pay Mr. Swygert a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year, and (iii) reimburse Mr. Swygert monthly for health benefits until the earlier of (a) the end of the term of the Swygert Employment Agreement and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms, with the Company’s obligation to provide all of the severance benefits conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.

If the Company terminates Mr. Swygert’s employment for “cause”, his employment terminates due to his disability or death or if Mr. Swygert resigns without “good reason”, the Company must pay, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.

If Mr. Swygert’s employment terminates at the end of the term of the Swygert Employment Agreement, the Company will pay Mr. Swygert a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.

Pursuant to the terms of the Swygert Employment Agreement, Mr. Swygert is also entitled to a long term incentive equity grant valued at $1,800,000 with approximately fifty percent (50%) of the value from Restricted Stock Units (RSUs) and fifty percent (50%) of the value from stock options to purchase shares of the Company’s common stock, to be issued pursuant to, and subject to the terms and conditions of, the Ollie’s Bargain Outlet Holdings, Inc. 2015 Equity Incentive Plan and an applicable award agreement thereunder. These long term incentives will be granted and valued as of the close of trading on or about February 3, 2025. Pursuant to the Swygert Employment Agreement, in the event (i) (a) the Company and/or the Board terminates Mr. Swygert’s employment as Executive Chairman of the Board without “cause” or (b) the Company and/or the Board terminates Mr. Swygert’s service on the Board without “cause”, whichever occurs latest, or (ii) Mr. Swygert terminates his employment as Executive Chairman of the Board for “good reason”, the vesting of any equity awards granted prior to his termination date that are then unvested shall accelerate (including that options will become fully exercisable) as of the later of his termination date or the last day of service on the Board, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter. In addition, if Mr. Swygert terminates his employment due to “retirement” (as defined in the Swygert Employment Agreement) following the Effective Date, any equity awards issued prior to the Effective Date that are then unvested shall remain outstanding and eligible to vest in accordance with the terms of the applicable award agreement, subject to his continuing compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.

The foregoing summary of the Swygert Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Swygert Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Other than Mr. Swygert’s employment agreement described above, there are no arrangements or understandings between Mr. Swygert and any other persons pursuant to which he was named Executive Chairman. Mr. Swygert does not have any family relationship with any director or officer of the Company, or any other person nominated or chosen by the Company to become a director or executive officer. Mr. Swygert serves on the board of directors and audit committee of Hillman Solutions Corp., a leading North American provider of complete hardware solutions. The Company made the following purchases from Hillman Solutions Corp. and related subsidiaries: (a) $1.4 million during the fiscal year ended February 3, 2024, and $0.5 million during the thirty-nine weeks ended November 2, 2024.

Chief Executive Officer Arrangements

Mr. van der Valk, 55, served as President of the Company since June 2024 and previously served as the Company’s Executive Vice President and Chief Operating Officer since May 2021. Prior to joining the Company in 2021, Mr. van der Valk served as President and Chief Operating Officer of Christmas Tree Shops (“CTS”), a discount retailer specializing in seasonal, home decor, consumables, and closeout merchandise. After joining CTS in 2005, shortly after it was purchased by Bed Bath and Beyond, he assumed roles of increasing responsibility, leading to his appointment to Chief Operating Officer in 2018 and President and Chief Operating Officer in 2019. Prior to CTS, he held various financial and merchandising roles at May Department Stores, Filene’s, and Robinsons-May divisions including Vice President Planning and Divisional Controller from 1998 to 2005. Prior to this, Mr. van der Valk served as head of store operations for KB Toys.

Mr. van der Valk’s employment as President and Chief Executive Officer is governed by an employment agreement (the “van der Valk Employment Agreement”) between Mr. van der Valk and the Company, effective as of the Effective Date. During the term of the van der Valk Employment Agreement, Mr. van der Valk will (i) receive a base salary equal to $775,000, (ii) be eligible for an annual bonus corresponding to Company EBITDA (as defined in the van der Valk Employment Agreement) for such fiscal year (with a target of 100% and up to a maximum of 200% of base salary) with the annual bonus calculated in a manner consistent with past practice, (iii) receive an automobile allowance, (iv) be eligible to participate in all benefit plans generally available to senior management executives of the Company, and (v) be entitled to twenty-five (25) days of paid vacation per year of employment.

The van der Valk Employment Agreement includes perpetual confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. van der Valk’s employment and that extend for two years thereafter (six months thereafter with respect to proprietary rights).

If the Company terminates Mr. van der Valk’s employment without “cause” (as defined in the van der Valk Employment Agreement), if the Company does not renew his employment agreement or if Mr. van der Valk terminates his employment for “good reason” (as defined in the van der Valk Employment Agreement), the Company will (i) continue to pay Mr. van der Valk his base salary for a period of twenty-four (24) months after the termination date, (ii) pay Mr. van der Valk a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year, (iii) pay Mr. van der Valk any bonus attributable to a completed fiscal year immediately prior to the fiscal year in which his employment terminated, to the extent earned and not previously paid, and (iv) reimburse Mr. van der Valk monthly for health benefits until the earlier of (a) twenty-four (24) months and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms, with the Company’s obligation to provide all of the severance benefits conditioned upon Mr. van der Valk signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. van der Valk’s compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.

If the Company terminates Mr. van der Valk’s employment for “cause”, his employment terminates due to his disability or death, if Mr. van der Valk resigns without “good reason”, or if Mr. van der Valk does not renew his employment agreement, the Company must pay, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.

Pursuant to the terms of the van der Valk Employment Agreement, Mr. van der Valk is also entitled to a long term incentive equity grant valued at $3,200,000 with approximately fifty percent (50%) of the value from Restricted Stock Units (RSUs) and fifty percent (50%) of the value from stock options to purchase shares of the Company’s common stock, to be issued pursuant to, and subject to the terms and conditions of, the Ollie’s Bargain Outlet Holdings, Inc. 2015 Equity Incentive Plan and an applicable award agreement thereunder. These long term incentives will be granted and valued as of the close of trading on or about February 3, 2025.

The foregoing summary of the van der Valk Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the van der Valk Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Other than Mr. van der Valk’s employment agreements described above, there are no arrangements or understandings between Mr. van der Valk and any other persons pursuant to which he was named Chief Executive Officer.  Mr. van der Valk does not have any family relationship with any director or officer of the Company, or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. van der Valk has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On February 3, 2025, the Company issued a press release relating to the appointments of Mr. Swygert and Mr. van der Valk described in Item 5.02 above. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

EXHIBIT INDEX
Exhibit No.	Description
10.1	Employment Agreement by and between Ollie’s Bargain Outlet, Inc. and John Swygert.
10.2	Employment Agreement by and between Ollie’s Bargain Outlet, Inc. and Eric van der Valk.
99.1	Press Release dated February 3, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: February 3, 2025	By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior Vice President, General Counsel & Corporate Secretary